(NYSE - MKT: RLGT) February 2013

Page 1 This presentation may include forward - looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward - looking statements on our current expectations and projections about future events. These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filing and other public documents, including our Annual Report on Form 10 - K filed on September 26, 2012, which can be found on our corporate Web site, www.radiantdelivers.com.

Page 2 Our Mission To build a global transportation and logistics company through organic growth and the strategic acquisition of best - of - breed non - asset based transportation and logistics providers.

Page 3 Overview

Page 4 What We Do  Non - Asset based 3 rd Party Logistics Provider (3PL)  As we don’t own the transportation assets, our ongoing CAPEX requirements are minimal  Providing domestic and international transportation and logistics services  Shipments are generally larger than shipments handled by integrated carriers of primarily small parcels such as UPS or Federal Express  From approximately 100 Company - owned and exclusive independent agent offices across North America  One of the largest network footprints in our industry  Servicing a diversified account base including manufactures, distributors and retailers  No single account is greater than 5% of our revenue  Using a network of independent carriers and international agents around the world  Resulting in an attractive business model with high level of operating flexibility  With relatively no direct or fixed operating costs, we enjoy a scalable business model that allows us to respond quickly in economic downtowns  We also enjoy significant operating leverage in an economic recovery

Page 5 Background  In October of 2005, we launched Radiant Logistics, Inc. as a public company (OTC:RLGT) and in January of 2006, we acquired 100% of the stock of Airgroup Corporation, then generating +/ - $50.0M in domestic and international freight forwarding revenues through a network of 34 exclusive agent offices across North America.  Through organic expansion we generated run - rate revenues of +/ - $100.0M for FYE June 30, 2008 from an expanded 40 location network.  In September of 2008, we acquired Adcom Worldwide adding another 30 stations and contributing an additional +/ - $60.0M in revenues.  In April of 2011, we acquired Distribution By Air, adding another 26 stations contributing an additional +/ - $90.0M in revenues.  In December of 2011, we acquired Laredo, TX - based, Isla International, Ltd adding another +/ - $30.0 million in revenues and providing our gateway to Mexico.  In January of 2012, we completed our up - listing to the NYSE Amex and now trade as (NYSE MKT: RLGT).  In February of 2012, we acquired New York - JFK based, ALBS adding another $20.0 million in revenues and serving as our strategic international gateway at the JFK airport.  In late 2012, we acquired operating partners Marvir Logistics (Los Angeles, CA) and International Freight Systems (Portland, OR).converting our first agent stations to a company owned stores.

Page 6 Investment Highlights  Strong management team with significant inside ownership (+/ - 30%)  Incentive to create shareholder value  Significant financial flexibility with over $13.0M in capacity on the senior facility and access to additional capacity through our sub - debt facility  $75.0M universal shelf registration  Commitment to enhance investor awareness  History of Stock Buy - Backs  Significant opportunities to improve operating margins as the business scales  Opportunities for further growth through accretive acquisitions

Page 7 Strategic Direction – The “Gray Tail”  Structural changes resulting from industry deregulation (1) and the natural “graying” of industry pioneers provides an opportunity to support the logistics entrepreneur in transition  Uniquely positioned to bring value to the logistics entrepreneur  Leveraging our status as a public company to provide network participants with a framework to share in the value that they help create.  Solid platform in terms of network, people, process and technology to “scale” the business.  Ideal long term partner in terms of succession planning and liquidity  Systematically, we plan to convert key agent - based offices to company owned offices and strategically acquire and integrate other additional non - asset based operations with a focus on international trade gateways, including Los Angeles, New York, Seattle, Chicago, Miami, Dallas and Houston.  Radiant has identified and is in varying stages of due diligence with a select number of potential acquisitions. Structural changes within the freight forwarding community are under way as a result of deregulation in our industry 30 years ago (1) Domestic All - Cargo Deregulation Statue of 1977 and 1979 Amendments to the Federal Aviation Action deregulated domestic cargo services in the U.S.

Page 8 The Network

Page 9 The Radiant Network Brands

Page 10 Radiant’s North American Footprint Seattle/Bellevue, WA - HQ – Atlanta, GA – Baltimore, MD ** – Burbank, CA – Boston, MA – Chicago, IL – Cincinnati, OH – Cleveland, OH – Columbus, OH – Charlotte, NC – Charleston, SC – Chicago, IL – Dallas, TX – Denver, CO – Detroit, MI** – Dulles, VA – Eugene, OR – Fort Lauderdale, FL – Green Bay, WI – Greensboro, NC – Greenville, SC – Harrisburg, PA – Hartford, CT – Houston, TX – Indianapolis, IN – Jamaica, NY (JFK)** – Kansas City, KS Approx. 100 Stations Strong Operating Since 1978 – Laredo, TX** – Las Vegas, NV – Little Rock, AR – Los Angeles, CA** – Manchester, NH – Miami, FL – Milwaukee, WI – Minneapolis, MN – Newark, NJ** – Nogales, AZ – Omaha, NE – Orlando, FL – Philadelphia, PA – Pittsburgh, PA – Portland, OR** – Phoenix, AZ – Reno, NV – Raleigh - Durham, NC – Sacramento, CA – St Louis, MO – Salt Lake City, UT – Santa Anna , CA – San Antonio, TX – San Francisco, CA – San Jose, CA – Seattle, WA – Tampa, FL – Toronto, ON – Tulsa, OK – Tucson, AZ – Vancouver, B.C. – Washington, D.C. – Wichita, KS ** = COMPANY OWNED

Page 11 Scalable Technology Platform Fulfillment/Order Mgmt Intransit Visibility Transportation Management Int’l Trade Compliance Warehouse Management Web Portal (Unified User Interface) SAP Accounting Package Radiant enjoys a robust proven technology platform that can support its growth.

Page 12 Financial Highlights

Page 13 Profitable Growth 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Mar June Sept Dec Thousands ADJUSTED EBITDA - Cumulative 2006 2007 2008 2009 2010 2011 2012 CAGR =36.9% 0 50 100 150 200 250 300 350 Mar June Sept Dec Millions Revenues - Cumulative 2006 2007 2008 2009 2010 2011 2012 CAGR = 31.3%

Page 14 Normalized EBITDA 309,883$ $80,000 1,253$ $ 560 - $ 870 1,956 500 527 $ 340 - $ 530 4,287 875 8,023$ $ 2,275 - $ 2,775 366 125 195 - (368) - (1,175) - 1,439 - 8,480$ $ 2,400 - $ 2,900 878 - 464 100 1,000 - 10,822$ $ 2,500 - $ 3,000 (Amount in 000's) Revenue Net Income Interest expense - net Income tax expense EBITDA Stock-based compensation and other non-cash charges Acquisition Costs (Gain) loss on litigation settlement Normalized EBITDA Lease termination costs Adjusted EBITDA Non-recurring transition costs Non-recurring legal costs Annualized cost savings in Los Angeles Change (gain) on change in contingent consideration Depreciation & Amortization Normalized TTM 12/31/12 Projected FQE 3/31/13

Page 15 Adjusted Net Income and Adjusted EPS Net Income 1,253$ $560 - $870 Net income per share Basic 0.04$ $0.02 -$0.03 Diluted 0.04$ $0.02 -$0.02 Weighted average share outstanding Basic shares 33,036,270 33,036,270 Diluted shares 35,493,359 35,493,359 Reconciliation of net income to adjusted net income: Net income 1,253$ $560 - $870 Adjustments to net income: Income tax expense (benefit) 527 340 - 530 Depreciation and amortization 4,287 875 Change in contingent consideration (1,175) - Gain on litigation settlement (368) - Lease termination costs 1,439 - Acquisition related costs 97 - Severance and transition costs 718 - Non-recurring legal costs 464 100 Amortization of loan fees 259 75 Adjusted net income before taxes 7,501$ $1,950 - $2,450 Provision for income taxes at 38% 2,850 741 - 931 Adjusted net income 4,651$ $1,209 - $1,519 Adjusted net income per common share: Basic 0.14$ $0.04 - $0.05 Diluted 0.13$ $0.03 - $0.04 (Amount in 000's) Adjusted TTM 12/31/12 Projected FQE 3/31/13

Page 16 Understanding our Debt Excludes $6.6M in contingent consideration for earn - outs consistent with financial covenant calculations. (1) Amount Senior Credit Facility 6.8$ Subordinated Debt 10.0 Original Issue Discount (1.0) Debt Issuance Costs (0.5) Subordinated Debt, net 8.5 Other Debt DBA Seller Note 1.5 DBA Integration Payment 1.2 Adcom Earn-Out 0.4 Lease Termination 1.4 Total Other Debt 4.5 Total Debt per F/S (1) 19.8$ Adcom Earn-Out (2) (0.4) Original Issue Discount 1.0 Debt Issuance Costs 0.5 Cash and cash equivalents (1.7) Adjusted Debt, net of cash (1) 19.2$ Payable in 252,326 shares of Radiant stock. (2) (Dollars in Millions @ 12/31/12)

Page 17 Valuing Our Stock – EBITDA (Dollars in Millions) @8x @10x @12x Run-Rate EBITDA 12.0 12.0 12.0 Valuation Multiple (8x-12x) 8x 10x 12x Enterprise Value 96.0 120.0 144.0 Less: Debt (19.2) (19.2) (19.2) Equity Value 76.8 100.8 124.8 Fully Diluted Outstanding 35.5 35.5 35.5 Price per Share 2.16$ 2.84$ 3.52$

Page 18 Contract Logistics Customs Brokerage Truck Brokerage Intermodal (IMC) Forwarding Agent based Forwarding Networks Agent Conversions Acquisition Verticals Free - Standing Forwarders

Page 19 Leveraging the Platform to Drive Shareholder Value (Dollars in Millions) @10x Acquistion Pro Forma Synergies Run-Rate EBITDA 12.0 5.0 17.0 1.0 18.0 Valuation Multiple (8x-12x) 10x 10x 10x Enterprise Value 120 170 180 Less: Debt (19.2) (25.0) (44.2) (44.2) Equity Value 100.8 125.8 135.8 Fully Diluted Outstanding 35.0 35.0 35.0 Price per Share 2.88$ 3.59$ 3.88$ Adjusted Pro Forma

Page 20 THANK YOU It’s the Network that Delivers! ®